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                                                                  Exhibit 10.32


                FINANCIAL AND ADMINISTRATIVE SERVICES AGREEMENT


     FINANCIAL AND ADMINISTRATIVE SERVICES AGREEMENT made effective as of the 1st day of January, 2000 by and between HUMPHREY HOSPITALITY LIMITED PARTNERSHIP and E&P FINANCING LIMITED PARTNERSHIP (either party being the "Partnerships"), HUMPHREY HOSPITALITY TRUST, INC. (the "Company") and HUMPHREY HOSPITALITY MANAGEMENT, INC., a Maryland corporation (the "Provider").

     WHEREAS, the Partnerships desire to compensate the Provider for services the Provider renders in the acquisition or disposition of properties on behalf of the Partnerships;

     WHEREAS, the Partnerships desire to compensate the Provider for services the Provider renders in the closing of loans, loan renewals, and loan refinancings approved on behalf of the Partnerships;

     WHEREAS, the Company desires that the Provider provide certain services with respect to the Company's accounting and administrative requirements;

     WHEREAS, the Partnerships and the Provider are entering into this Financial and Administrative Services Agreement ("Agreement") to establish a fee structure regarding such compensation;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. The Partnerships shall pay the Provider a fee ("Acquisition Fee") equal to one percent (1%) of the gross sales price of any property purchased by the Partnerships in exchange for services supplied by the Provider in the acquisition of such property, including, but not limited to, conducting initial due diligence and evaluating the prospective property. For purposes of this Agreement, the "gross sales price" of a property purchased by the Partnerships shall include any and all cash payments, assignments of partnership units by the Partnerships and/or assumptions of debt made by the Partnerships in the acquisition of the property.

          2. The Partnerships shall pay the Provider a fee ("Disposition Fee") equal to one percent (1%) of the gross sales price of any property sold by the Partnerships. For purposes of this Agreement, the "gross sales price" of a property sold by the Partnerships shall include any and all cash payments, the fair market value of any property received in exchange for the sold property, and/or assumptions of the
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Partnerships' debt by the purchaser in the disposition of the property, reduced by assumptions of debt by the Partnerships or any property received in exchange by the Partnerships.

          3. The Partnerships shall pay to the Provider a fee ("Financing Fee") equal to one-quarter percent (0.25%) of the principal amount of debt of any new loans, refinancings, or renewals approved by the Company on behalf of the Partnerships.

          4. The Partnership shall pay to the Provider a fee ("Construction Management Fee") equal to nine percent (9%) of the costs described below for services provided in the oversight and coordination of any development, construction, alteration, purchasing of any budgeted capital item or improvement project ("Construction Project") undertaken by the Partnerships. The costs on which the Construction Management Fee is calculated include all third party hard, including any budgeted costs of furniture, fixtures and equipment, and soft costs and the allocable costs of any personnel of the Provider specifically assigned to a Construction Project. The Construction Management Fee shall be payable thirty days after completion of a Construction Project.

          5. The Company shall pay the Provider a fee in the amount of One Million Fifty Thousand Dollars ($1,050,000) per year, effective January 1, 2000 which shall be payable monthly in installments by the tenth day following the month in which the services are performed (the "Administration Fee"). The Provider shall have the obligation to: (i) provide accounting services, including the preparation and submittal of all reports required by the United States Securities and Exchange Commission and NASDAQ; (ii) prepare and tally proxy statements; (iii) prepare the Company's monthly income statements; (iv) prepare and disclose all obligations, bills and checks of the Company; (v) provide administrative services, including preparing and announcing press releases and handling investor relation services, such as meetings with analysts and reporters; (vi) provide tax work papers and audit work papers to the preparer of the tax returns and financial audit; (vii) provide for the services of a portfolio manager to review hotel operations; provide short-term and long-term forecasts to determine which hotels should remain part of the Partnerships' portfolios and which hotels should be divested from the portfolios, including analysis of physical, operational, marketing and financial requirements necessary to maintain a hotel in the portfolio; and provide portfolio analysis for prospective hotel purchases to determine if prospective hotels should be added to one of the portfolios; and (viii) provide investor relations services including the review and comment on the format of reports to be provided by the Company and the Partnerships to their investors; determine methods for providing efficient communications and favorable relationships among the Partnerships the Company and their investors; and develop systems to provide useful, timely and appropriate information to the investors of the Company and the Partnerships.

          6. The Partnerships shall pay any Acquisition Fee, Disposition Fee, or Financing Fee to the

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Provider in the form of the Partnership Units.  For purposes of this Agreement,
"Partnership Units" are defined as all the Common Partnership Units of the Partnerships.

          7. The value of a Partnership Unit to be paid to the Provider shall be based on the value of the Company's REIT Share on (i) the Closing Date of any property purchased by the Partnerships (in the event of an Acquisition Fee);
(ii) the Closing Date of any property disposed of by the Partnerships (in the event of a Disposition Fee); or (iii) the Closing Date of any new loan, loan renewal, or loan refinancing approved on behalf of the Partnerships (in the event of a Financing Fee). For purposes of this Agreement, "Closing Date" is defined as the date upon which the property legally changes hands from the selling party to the purchasing party (in the event of an Acquisition Fee or Disposition Fee), or the date upon which the loan, loan renewal, or loan refinancing transaction is funded (in the event of a Financing Fee).

               A REIT Share is defined as a common share of the Company. The value of the Company's REIT Share shall be based on the average of the daily market price of a REIT Share for the ten consecutive trading days immediately preceding the date of such valuation. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten days prior to the date in question, the value of the REIT Shares shall be determined by mutual agreement between the Company and the Provider, or, if such mutual agreement cannot be reached, by an appraiser mutually agreed upon by the Company and the Provider.

               In the event that the parties are unable to agree upon an appraiser, the Company and the Provider each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the REIT Shares within 20 days of the first attempt at evaluating the REIT Shares, and the fair market value of the REIT Shares shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the lower appraisal, the two appraisers

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shall select a third appraiser who shall complete an appraisal of the fair market value of the REIT Shares no later than 30 days after the first attempt at evaluating the REIT Shares. In such case, the fair market value of the REIT Shares shall be the average of the two appraisals closest in value. The Company shall pay the costs of all appraisals.

          8. The payment of any Acquisition Fee, Disposition Fee, or Financing Fee by the Partnerships to the Provider shall be made within sixty (60) days of the respective Closing Date.

          9. The Partnerships shall be obligated to the Provider for any Acquisition Fee, Disposition Fee, Contractor Management Fee, or Financing Fee for a period of two (2) years, commencing May 25, 2000. The Partnerships shall be obligated to Provider for an Acquisition Fee, Disposition Fee, or Financing Fee relating to any contracts for the purchase or sale of property, or any loan financing commitments, executed, or any Construction Project approved by the Company, subsequent to May 24, 2000 and prior to May 26, 2002, regardless of the Closing Date. The Administrative Fee has been in place since January 1, 1996 and shall continue until terminated by either Company or Provider upon receipt of thirty (30) days written notice sent to the current business address of the other party.

          10 . The covenants and agreements contained herein shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. Neither party may assign this Agreement without the consent of the other party.

          11. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

          12. The waiver of either party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

          13. This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland, without regard to principles of conflicts of law.

                           [Signature Page Follows]


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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

WITNESS:                      PARTNERSHIPS:
                              ------------

                              HUMPHREY HOSPITALITY LIMITED PARTNERSHIP
                              By:  Humphrey Hospitality REIT Trust,
                              General Partner

____________________________  By:_____________________________________
                                  Name:_______________________________
                                  Title:______________________________



                              E&P FINANCING LIMITED PARTNERSHIP
                              By:  E&P REIT Trust, General Partner

____________________________  By:_____________________________________
                                  Name:_______________________________
                                  Title:______________________________


                              PROVIDER:
                              --------

                              HUMPHREY HOSPITALITY MANAGEMENT, INC.

____________________________  By:_____________________________________
                                  Name:_______________________________
                                  Title:______________________________


                              COMPANY:
                              -------

                              HUMPHREY HOSPITALITY TRUST, INC.

____________________________  By:_____________________________________
                                  Name:_______________________________
                                  Title:______________________________

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